UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.                  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi Viocare.

LXM Finance LLP

On February 2, 2016, the Company entered into an Agreement with LXM Finance LLP (“LXM”), a company having a registered office in London, UK. Under the terms of the Agreement, LXM shall assist the Company with its proposed raising of funds (in the amount of up to fifty million (50,000,000 €) Euros), through introducing potential investors to the Company in order for an increase in the Company’s share capital, debt financing or by a combination thereof to be effected.

LXM Finance LLP is member of LXM Group (“Group”), an international financial services provider to institutional and corporate clients. LXM Group provides advice to hedge funds on market access, information technology, and fund raising and has its offices in London and also operates through its New York affiliate.

The Group is a joint venture between the company’s management and the owners of the Libra Group, an international business group with operations spanning five continents and 30 locations worldwide. The group has a multi-billion dollar diversified investment portfolio with interests principally in shipping, aviation, hospitality, real estate and renewable energy.

LXM is authorized and regulated by the Financial Conduct Authority and is a member of the London Stock Exchange.

LXM is entitled to the following consideration under the Agreement:

(a)	a Retainer Fee of 12,500 Euros per month, payable in arrears; and
(b)
a Success Fee of 7% of the Investment Amount(s) accepted and closed on by the Company by any Introduced Investor;  the Success Fee shall be payable to LXM Finance in cleared funds (to an account notified in writing by LXM Finance to the Company for such purpose) within 10 Business days after the date on which such funds are accepted and closed on by the Company by such Introduced Investor and irrespective of whether or not the Engagement Letter has been terminated as at such date of investment or commitment

Notwithstanding the above, LXM Finance shall be entitled (in its sole discretion), to opt (by way of written notice to the Company) to receive up to 100% of the amount of any Success Fee (due to LXM Finance under this Engagement Letter) in the form of securities in the Company in lieu of any cash payment subject to the Company’s agreement in writing, in compliance with all applicable securities rules and regulations, without prejudice to the Company’s right to offer cash form of payment.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Consulting Agreement

On February 10, 2016, the Company entered into a consulting agreement (the “Agreement”) with an individual (the “Consultant”).

Under the terms and conditions of the Agreement the Consultant shall provide consulting services and introduce the Company to the healthcare market of Spain in view of the Company's plans to expand its clinics business and establish a Prosthetic and Orthotic Clinic in Spain. The Agreement has a six-month term ending on August 2, 2016, and the Consultant shall be remunerated with 50,000 shares of the Company's common stock.

A copy of the Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

SECTION 3                   SECURITIES AND TRADING MARKETS

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein will be issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 7                   REGULATION FD

ITEM 7.01                      REGULATION FD DISCLOSURE

The Company has commissioned and received a report from ERNST & YOUNG Business Advisory Solutions SA (“E&Y”), titled “Advisory Valuation of Intellectual Property developed by HCi Viocare”, dated January 16, 2016 (the “E&Y Report”).

As previously disclosed by us, we have a dual, complementary business model of: Clinics: creating the first cross-border independent chain of Prosthetics & Orthotics (P&O) and diabetic foot clinics in Europe; and Technologies: developing a portfolio of biomedical technologies to address unmet needs in the diabetic foot, P&O and other health & well-being areas, for licensing to established industry participants.

We have developed three (3) patents that are already filed with the UK patent office related to pressure sensor system, pressure and shear, and pressure and positioning respectively and subsequently seeking for a license partner(s)/ potential investor(s) in order to commercialize the applications derived by the abovementioned patents.

The E&Y Report was to provide advisory valuation services with respect to the patents/applications that we have developed. The purpose of the valuation was to estimate the market value of six (6) applications as described below:
  Insoles-Medical: a smart insole for the monitoring and prevention of diabetic foot ulcers;
  Insoles-Athletic: a smart insole for the monitoring of athletic performance and prevention of common injuries in runners;
  Automotive-Seats: embedded smart sensor technology in regular car seats for the monitoring of the drivers’ comfort that automatically readjusts/optimizes the shape and hardness of the seat accordingly;
  Smart active mattress system: electronic sensors for the monitoring of potentially harmful pressure and shear forces among bedridden patients;
  Smart wheelchair cushion: electronic sensors for the monitoring of potentially harmful pressure and shear forces among the users of wheelchairs; and
  Bicycle power meter: electronic sensors for the creation of an affordable cycling power meter that fit into a rider’s shoes and help cyclists improve performance.
The purpose of the Report was to assist us in estimating the “Market Value” of our intellectual property (patents/applications) developed and owned by us which all are related to sensor-based technologies and may be utilized in various applications as noted above. The valuation was performed based on the “Relief from Royalty Method” which is an internationally accepted valuation approach & method.

We caution that the E&Y Report does not offer any guarantee, or opinion that any estimates are reasonable and achievable. E&Y performed limited procedures to review the projected financial information provided to them for reasonableness and consistency with underlying assumptions and market conditions. Moreover, there is no assurance on the technical feasibility of the patented systems. Therefore, the E&Y Report constitutes advice only and not expression of an opinion on the value of the applications. To this end, E&Y has no obligation, responsibility or duty of care towards any third party.

Standard, premises and definitions of value included:
  The derivation of the Market Value of the patent was performed by E&Y according to the internationally accepted principle of “Market Value”, as defined by the International Valuation Standards.
  The estimation of the Market Value was performed according to internationally accepted principles of "Market Value" on a going-concern basis, based on information, assumptions and projections provided by us as the client.
  In the course of their analysis, E&Y were provided with written & oral information, and/or data in electronic form related to the structure, operation and anticipated sales volumes from us. They relied upon the information we provided and did not independently verify its accuracy or completeness.
Valuation Methodology:

In the determination of the Market Value of the patents, based on the International Valuation Standards, E&Y considered the Relief from Royalty method which comprises an Income Approach.

Income approach – Relief from Royalty method:

The basic tenet of the Relief from Royalty method is that without ownership of the subject intangible asset, the user of that intangible asset would have to make a stream of payments to the owner of the asset in return for the rights to use that asset. By acquiring the intangible asset, the user avoids these payments.

For the implementation of the above-mentioned approach and with regards to the determination of appropriate royalty rates, two international peer groups of actual licensing agreements - representative transactions related to sensor-based technologies were formed.

Overall risk analysis

The valuation of the Applications under consideration is materially dependent upon the following critical areas identified in the E&Y Report:

1. Operational assumptions; i.e. sales volumes and retail prices of the commercialized products that will incorporate the technology developed by HCi Viocare.

2. Royalty Rate in order to reflect both the benefit of the commercial partner acquiring this technology, as well as the value of the data generated that provide valuable insights for the respective customer base.

3. Discount Rate and more specifically the inherent risk of all applications on the back of not commercialized yet.

4. Patents Economic Life; i.e. the risk that the respective technology being replicated without falling within the patent’s protection or turning obsolete due to technological advances.

All the above-mentioned areas are characterized by inherent risk since there is shortage (or even absence) of information in certain fields regarding past and future developments as well as due to future trends of the markets where these applications are aimed to be commercialized. Furthermore, the specific valuations have not been based on any form of historical data since the patents have not been commercialized yet. Thus, untested market results is another critical factor which was taken into consideration for the purposes of the specific valuation.

Conclusions

We are very pleased with the valuation findings in the E&Y Report.  We feel that even taking the most conservative end of the valuation results, under the most conservative scenarios, the results exceeded our expectations.  As such, with this added vital information about our applications and the markets we are seeking to address with them, our approach has been on track and our efforts will continue to maximize the values that have been identified.
Shareholders, investors and interested parties can obtain a full copy of the report by contacting the Company, executing a Non-Disclosure Agreement and a third party release in the format as required by E&Y.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	The Agreement with LXM Finance LLP dated February 2, 2016	Filed herewith
10.2	The Agreement with Consultant dated February 10, 2016	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: February 11, 2016	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director